PRUDENTIAL REAL ESTATE SECURITIES FUND
Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ 07102






         May 26, 2004

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention: File Support Unit


                          Re: Prudential Real Estate Securities Fund
     File No. 811-08565


Ladies and Gentlemen:

         Enclosed is one (1) copy of the Annual Report on Form N-SAR for Prudential Real Estate
Securities Fund for the fiscal year ended March 31, 2004. The Form N-SAR was filed using the
Edgar system.


                                                    Very truly yours,



					       /s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                           Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of May 2004.




Prudential Real Estate Securities Fund



Witness: /s/ Carlos A. Santiago		By: /s/ Jonathan D. Shain
               Carlos A. Santiago 		Jonathan D. Shain
                                                        Secretary